EXHIBIT 99.1
PRESS RELEASE
Source: Steel Partners Holdings L.P.

Steel Partners Holdings L.P. Reports Third Quarter 2016 Financial Results

NEW YORK, N.Y., November 7, 2016 - Steel Partners Holdings L.P. (NYSE: SPLP), a diversified global holding company, today announced operating results for the third quarter and nine months ended September 30, 2016. For a full discussion of the results, please see the Company's Form 10-Q as filed with the U.S. Securities and Exchange Commission, which can be found at www.steelpartners.com.

For the 2016 third quarter, Steel Partners reported revenues of $317.0 million, compared with $276.4 million for the same period of 2015. Income before taxes and equity method investments was $15.0 million in the third quarter of 2016, compared with $20.1 million in the same period of 2015. Net income attributable to the Company's common unitholders for the third quarter of 2016 was $10.8 million, or $0.41 per diluted common unit, compared with a net loss of $12.1 million, or $0.44 per diluted common unit, for the same period in 2015.

For the nine months ended September 30, 2016, revenues were $845.8 million, compared with $742.6 million for the same period of 2015. Income before taxes and equity method investments was $41.0 million in the first nine months of 2016, compared with $51.6 million in the same period of 2015. Net income attributable to the Company's common unitholders for the first nine months of 2016 was $22.0 million, or $0.83 per diluted common unit, compared with $76.9 million, or $2.78 per diluted common unit, for the same period in 2015.

"Revenue growth for the third quarter and year-to-date period principally reflected contributions from acquisitions in our Diversified Industrial segment," said Warren Lichtenstein, Executive Chairman. "We continue to explore accretive growth opportunities across our business segments, while streamlining our structure to effect and further enhance economies of scale."

Financial Summary

(in thousands, except per common unit)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$317,013	$276,390	$845,835	$742,625
Costs and expenses	301,977	256,257	804,855	691,027
Income before taxes and equity method investments	15,036	20,133	40,980	51,598
Income tax provision	8,334	13,125	18,357	24,705
Income (loss) of associated companies, net of taxes	5,990	(21,066)	2,729	(17,237)
Income from other investments - related party	—	—	—	361
Income (loss) from investments held at fair value	377	(734)	(80)	3,152
Net income (loss) from continuing operations	13,069	(14,792)	25,272	13,169
Net income from discontinued operations	—	195	—	87,018
Net income (loss)	13,069	(14,597)	25,272	100,187
Net (income) loss attributable to noncontrolling interests	(2,237)	2,454	(3,269)	(23,320)
Net income (loss) attributable to common unitholders	$10,832	$(12,143)	$22,003	$76,867

Net income (loss) per common unit - basic	$0.41	$(0.44)	$0.83	$2.79
Net income (loss) per common unit - diluted	$0.41	$(0.44)	$0.83	$2.78

Segment Results

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Diversified industrial	$274,327	$224,635	$722,399	$555,888
Energy	27,154	33,480	68,868	107,975
Financial services	15,368	18,226	53,777	45,886
Corporate and other	164	49	791	32,876
Total	$317,013	$276,390	$845,835	$742,625
Income (loss) from continuing operations before income taxes:
Diversified industrial	$12,646	$10,424	$37,499	$35,846
Energy	(3,380)	(11,171)	(6,402)	(34,184)
Financial services	7,911	12,716	32,018	30,539
Corporate and other	4,226	(13,636)	(19,486)	5,673
Income (loss) from continuing operations before income taxes	21,403	(1,667)	43,629	37,874
Income tax provision	8,334	13,125	18,357	24,705
Net income (loss) from continuing operations	$13,069	$(14,792)	$25,272	$13,169
Income (loss) from equity method investments:
Diversified industrial	$—	$(4,184)	$8,078	$857
Energy	886	(8,153)	6,976	(4,818)
Corporate and other	5,104	(8,729)	(12,325)	(12,915)
Total	$5,990	$(21,066)	$2,729	$(16,876)

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. is a diversified global holding company that engages in multiple businesses through consolidated subsidiaries, associated companies and other interests. It owns and operates businesses and has significant interests in leading companies in various industries, including diversified industrial products, energy, defense, supply chain management and logistics, banking and youth sports.

Forward-Looking Statements

This press release may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SPLP's current expectations and projections about its future results, performance, prospects and opportunities. Forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in 2016 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, SPLP's subsidiaries need for additional financing and the terms and conditions of any financing that is consummated, their customers' acceptance of its new and existing products, the risk that the Company and its subsidiaries will not be able to compete successfully, the possible volatility of the Company's unit price and the potential fluctuation in its operating results. Although SPLP believes that the expectations reflected in its forward-looking statements are reasonable and achievable, any such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with the forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the U.S. Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2015 and Form 10-Q for the quarterly period ended September 30, 2016, for information regarding risk factors that could affect the Company's results. Except as otherwise required by federal securities laws, SPLP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Investor contact:    PondelWilkinson Inc.
Roger S. Pondel, 310-279-5965
rpondel@pondel.com